Exhibit 99.1

The Bancorp, Inc. Reports First Quarter 2020 Financial Results

Wilmington, DE – April 30, 2020 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter of 2020.

Highlights

•	For the quarter ended March 31, 2020, The Bancorp earned net income of $13.2 million from continuing operations, and $0.22 diluted earnings per share from combined continuing and discontinued operations.

•	Net interest margin increased to 3.34% for the quarter ended March 31, 2020, compared to 3.12% for the quarter ended December 31, 2019.

•	Net interest income increased 26% to $42.9 million for the quarter ended March 31, 2020, compared to $34.0 million for the quarter ended March 31, 2019.

•	Average loans and leases, including loans held for sale, increased 43% to $3.3 billion for the quarter ended March 31, 2020, compared to $2.3 billion for the quarter ended March 31, 2019.

•	Prepaid, debit card and related fees increased 15% to $18.5 million for the quarter ended March 31, 2020, compared to $16.2 million for the quarter ended March 31, 2019. Gross dollar volume (GDV), representing total spend on cards, increased 36%.

•	SBLOC (securities-backed lines of credit) and IBLOC (insurance backed lines of credit) loans increased 46% year over year and 13% quarter over quarter to $1.2 billion at March 31, 2020.

•	Small Business Loans, including those held-for-sale, increased 21% year over year to $595.1 million at March 31, 2020.

•	As of April 28, 2020 we have originated approximately 1250 Paycheck Protection Program loans, totaling in excess of $200 million, which we expect will generate approximately $5.5 million of fees and interest. We believe that income will be recognized primarily in the second quarter of 2020. The average loan size was approximately $165,000 with 92% of the loans under $350,000.

•	Direct lease financing, the vast majority of which consist of vehicles, increased 16% year over year, to $446 million.

•	The average rate on $4.9 billion of average deposits and interest-bearing liabilities in the first quarter of 2020 was 0.70%. Average prepaid and debit card account deposits of $3.2 billion for first quarter 2020, reflecting an increase of 24% over the $2.5 billion for the quarter ended March 31, 2019.

•	Consolidated leverage ratio was 8.90% at March 31, 2020. The Bancorp and its subsidiary, The Bancorp Bank (the “Bank”), remain well capitalized.

•	Book value per common share at March 31, 2020 was $8.69 per share compared to $7.70 a year earlier, an increase of 13%.

The following additional matters are notable:

•	A planned sale by the Bank of approximately $825 million of commercial real estate loans scheduled for April 2020 was not consummated by the purchaser. The purchaser had deposited $12.5 million with the Bank, which was to be forfeited should they not consummate the purchase. We have been advised and have concluded that, under the relevant circumstances, the Bank is entitled to retain the deposit. The Bank intends to recognize the deposit as income in a time and manner consistent with applicable accounting rules.

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•	We implemented Current Expected Credit Loss (“CECL”) accounting as of January 1, 2020. As a result, we booked a $2.6 million cumulative increase to the allowance for loan and lease losses and $569,000 to other liabilities for unfunded commitments. The $3.2 million combined total of these items was offset through retained earnings, net of their future tax benefit. The provision as determined through the CECL model resulted in a $3.6 million provision for credit losses for the quarter ended March 31, 2020.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “We have continued to experience momentum in our core earnings despite the current COVID-19 developments. While the pandemic continues to be fast-developing and could be prolonged, we have evaluated the impact of lower interest rates and potential lower business volumes on our profitability for 2020. We believe that the previously announced $1.25 minimum earnings per share guidance for 2020 is still attainable, while $1.34 earnings per share has become less likely.  Accordingly, the $1.25 earnings per share now constitutes our guidance for full year 2020.  We have removed the range of earnings performance and made $1.25 our target. We have also provided additional tables and other disclosures in this press release related to credit exposures.”

The Bancorp reported net income of $12.6 million, or $0.22 per diluted share, for the quarter ended March 31, 2020, compared to net income of $17.9 million, or $0.32 per diluted share, for the quarter ended March 31, 2019. Results for 2020 reflected $5.2 million of unrealized losses on loans held for sale, which may or may not be realized depending on future market conditions. The prior year comparable quarter reflected $10.8 million of gains on such loans, which consisted primarily of realized gains. Pre-tax income excluding these items, which are dependent on market conditions, amounted to $22.7 for first quarter 2020 compared to $12.7 million for first quarter 2019, or an increase of 79%. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 8.90%, 16.99%, 17.41% and 16.99%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, May 1, 2020 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 8676348. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 8, 2020 by dialing 855.859.2056, access code 8676348.

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These risks and uncertainties include those relating to the on-going COVID-19 pandemic, the impact it will have on our business and the industry as a whole, and the resulting governmental and societal responses. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

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The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

aviroslav@thebancorp.com

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The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Year ended
	March 31,		December 31,
Condensed income statement	2020	2019	2019
	(dollars in thousands except per share data)

Net interest income	$42,911	$34,010	$141,288
Provision for loan and lease losses	3,579	1,700	4,400
Non-interest income
Service fees on deposit accounts	10	47	75
ACH, card and other payment processing fees	1,846	2,303	9,376
Prepaid, debit card and related fees	18,540	16,163	65,141
Net realized and unrealized gains (losses) on commercial loans originated for sale	(5,156)	10,763	24,072
Change in value of investment in unconsolidated entity	(45)	—	—
Leasing related income	833	695	3,243
Other non-interest income	571	394	2,220
Total non-interest income	16,599	30,365	104,127
Non-interest expense
Salaries and employee benefits	22,741	23,840	94,259
Data processing expense	1,169	1,269	4,894
Legal expense	913	1,324	5,319
FDIC Insurance	2,589	1,929	7,025
Software	3,477	2,921	12,731
Civil money penalties	—	—	8,900
Lease termination expense	—	—	908
Other non-interest expense	7,529	7,946	34,485
Total non-interest expense	38,418	39,229	168,521
Income from continuing operations before income taxes	17,513	23,446	72,494
Income tax expense	4,352	6,035	21,226
Net income from continuing operations	13,161	17,411	51,268
Discontinued operations
Income (loss) from discontinued operations before income taxes	(775)	805	510
Income tax expense (benefit)	(205)	286	219
Net income (loss) from discontinued operations, net of tax	(570)	519	291
Net income	$12,591	$17,930	$51,559

Net income per share from continuing operations - basic	$0.23	$0.31	$0.90
Net income (loss) per share from discontinued operations - basic	$(0.01)	$0.01	$0.01
Net income per share - basic	$0.22	$0.32	$0.91

Net income per share from continuing operations - diluted	$0.23	$0.31	$0.89
Net income (loss) per share from discontinued operations - diluted	$(0.01)	$0.01	$0.01
Net income per share - diluted	$0.22	$0.32	$0.90
Weighted average shares - basic	57,220,844	56,522,015	56,765,635
Weighted average shares - diluted	57,926,785	56,876,662	57,338,985

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Balance sheet	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$13,610	$19,928	$24,068	$11,678
Interest earning deposits at Federal Reserve Bank	105,978	924,544	932,440	714,514
Total cash and cash equivalents	119,588	944,472	956,508	726,192

Investment securities, available-for-sale, at fair value	1,353,278	1,320,692	1,382,437	1,368,602
Investment securities, held-to-maturity, at cost	—	84,387	84,399	84,428
Commercial loans held for sale, at fair value	1,716,450	1,180,546	489,240	570,426
Loans, net of deferred fees and costs	1,985,755	1,824,245	1,683,377	1,510,395
Allowance for loan and lease losses	(14,883)	(10,238)	(10,360)	(9,954)
Loans, net	1,970,872	1,814,007	1,673,017	1,500,441
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,142	5,342	4,342	1,113
Premises and equipment, net	17,148	17,538	17,857	18,056
Accrued interest receivable	15,660	13,619	13,898	13,907
Intangible assets, net	2,857	2,315	2,698	3,463
Deferred tax asset, net	12,797	12,538	13,006	18,423
Investment in unconsolidated entity	34,273	39,154	49,431	58,258
Assets held for sale from discontinued operations	134,118	140,657	162,098	188,025
Other assets	79,925	81,696	94,605	75,642
Total assets	$5,458,108	$5,656,963	$4,943,536	$4,626,976

Liabilities:
Deposits
Demand and interest checking	$4,512,949	$4,402,740	$3,844,747	$3,993,828
Savings and money market	178,174	174,290	25,950	31,470
Time deposits	—	475,000	475,000	—
Total deposits	4,691,123	5,052,030	4,345,697	4,025,298

Securities sold under agreements to repurchase	42	82	93	93
Short-term borrowings	140,000	—	—	—
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	40,813	40,991	41,166	41,499
Other liabilities	74,625	65,962	59,005	111,905
Total liabilities	$4,960,004	$5,172,466	$4,459,362	$4,192,196

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,425,556 and 56,568,004 shares issued and outstanding at March 31, 2020 and 2019, respectively	57,426	56,941	56,911	56,568
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	372,984	371,633	370,113	367,483
Accumulated earnings	60,960	50,742	48,888	17,113
Accumulated other comprehensive income (loss)	7,600	6,047	9,128	(5,518)
Total shareholders' equity	498,104	484,497	484,174	434,780

Total liabilities and shareholders' equity	$5,458,108	$5,656,963	$4,943,536	$4,626,976

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Average balance sheet and net interest income	Three months ended March 31, 2020			Three months ended March 31, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$3,262,378	$39,159	4.80%	$2,266,834	$30,161	5.32%
Leases - bank qualified*	10,975	200	7.29%	17,793	428	9.62%
Investment securities-taxable	1,395,545	10,495	3.01%	1,303,491	10,530	3.23%
Investment securities-nontaxable*	5,174	39	3.02%	7,546	59	3.13%
Interest earning deposits at Federal Reserve Bank	493,876	1,623	1.31%	423,024	2,502	2.37%
Net interest earning assets	5,167,948	51,516	3.99%	4,018,688	43,680	4.35%

Allowance for loan and lease losses	(10,176)			(8,638)
Loans held for sale from discontinued operations	137,286	1,275	3.71%	173,800	2,025	4.66%
Other assets	226,881			234,174
	$5,521,939			$4,418,024

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,353,690	$6,695	0.62%	$3,798,837	$8,833	0.93%
Savings and money market	173,575	50	0.12%	31,392	37	0.47%
Time	319,505	1,483	1.86%	—	—	—
Total deposits	4,846,770	8,228	0.68%	3,830,229	8,870	0.93%

Short-term borrowings	56,813	165	1.16%	74,386	503	2.70%
Securities sold under agreements to repurchase	72	—	0.00%	90	—	0.00%
Subordinated debentures	13,401	162	4.84%	13,401	195	5.82%
Total deposits and liabilities	4,917,056	8,555	0.70%	3,918,106	9,568	0.98%

Other liabilities	113,582			79,140
Total liabilities	5,030,638			3,997,246

Shareholders' equity	491,301			420,778
	$5,521,939			$4,418,024
Net interest income on tax equivalent basis*		$44,236			$36,137

Tax equivalent adjustment		50			102

Net interest income		$44,186			$36,035
Net interest margin *			3.34%			3.41%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2020 and 2019.
** Includes loans held for sale.

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Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2020	2019	2019
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$12,874	$8,653	$8,653

Loans charged-off:
SBA non-real estate	264	322	1,362
Direct lease financing	1,194	106	529
Other consumer loans	—	—	1,102
Total	1,458	428	2,993

Recoveries:
SBA non-real estate	19	17	125
Direct lease financing	84	12	51
Other consumer loans	—	—	2
Total	103	29	178
Net charge-offs	1,355	399	2,815
Provision credited to allowance, excluding commitment provision	3,364	1,700	4,400

Balance in allowance for loan and lease losses at end of period	$14,883	$9,954	$10,238
Net charge-offs/average loans	0.04%	0.02%	0.12%
Net charge-offs/average loans (annualized)	0.17%	0.07%	0.12%
Net charge-offs/average assets	0.02%	0.01%	0.06%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
	(in thousands)

SBL non-real estate	$84,946	$84,579	$84,181	$76,112
SBL commercial mortgage	233,220	218,110	209,008	179,397
SBL construction	48,823	45,310	38,116	23,979
Small business loans *	366,989	347,999	331,305	279,488
Direct lease financing	445,967	434,460	412,755	384,930
SBLOC / IBLOC**	1,156,433	1,024,420	920,463	791,986
Other specialty lending	2,711	3,055	3,167	34,425
Other consumer loans ***	4,023	4,554	6,388	9,301
	1,976,123	1,814,488	1,674,078	1,500,130
Unamortized loan fees and costs	9,632	9,757	9,299	10,265
Total loans, net of unamortized fees and costs	$1,985,755	$1,824,245	$1,683,377	$1,510,395

Small business portfolio:	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
	(in thousands)

SBL, including unamortized fees and costs	371,072	352,214	337,440	286,814
SBL, included in held-for-sale	223,987	220,358	222,007	206,901
Total small business loans	$595,059	$572,572	$559,447	$493,715

* The preceding table shows small business loans and small business loans held-for-sale, which consist of the government guaranteed portion of SBA loans at the dates indicated (in thousands).
** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies. At March 31, 2020 and December 31, 2019, respectively, IBLOC loans amounted to $228.8 million and $144.6 million.
*** Included in the table above under other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $455,000 and $882,000 at March 31, 2020 and December 31, 2019, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for loan and lease losses.

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Small business loans as of March 31, 2020

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$304
Commercial mortgage SBA (b)	147
Construction SBA (c)	29
Unguaranteed portion of U.S. government guaranteed loans (d)	85
Non-SBA small business loans (e)	21
Total principal	$586
Fair value adjustment	5
Unamortized fees	4
Total small business loans	$595

(a) This is the portion of SBA 7a loans (7a) which have been granted guarantees by the U.S. government, and therefore assumed to have no credit risk.

(b)   Substantially all of these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the bank adheres.

(c)   Of the $29 million Construction SBA loans, $21 million are 504 first mortgages with an origination date LTV of 50-60% and $8 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d)  The $85 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government.  7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates.  In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e)   Of the $21 million in non-SBA loans, $2 million are bridge loans with permanent lender takeout commitments, $2 million is a secured conventional loan with an  origination date LTV of 80% and $17 million consist of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators and are considered seasoned and have performed as agreed. A $2 million guaranty by the seller, for an 11% first loss piece, is in place until August 2021.

Additionally, the CARES Act of 2020, recently approved by Congress has provided significant support for SBA loans including funding intended to provide six months of interest payments on SBA loans, as well as other accommodations to provide for the payment of payroll and other operating expenses.

Type as of March 31, 2020
(Excludes government guaranteed portion of SBA 7a loans)
	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels	$62	$17	$—	$79	28%
Professional services offices	17	—	5	22	8%
Full-service restaurants	15	1	5	21	8%
Child day care and youth services	18	1	1	20	7%
Bakeries	4	—	12	16	6%
Fitness/rec centers and instruction	8	—	5	13	4%
General warehousing and storage	11	—	—	11	4%
Limited-service restaurants and catering	7	—	3	10	4%
Elderly assisted living facilities	—	7	3	10	4%
Amusement and recreation industries	5	1	—	6	2%
Car washes	3	2	—	5	2%
Funeral homes	5	—	—	5	2%
New and used car dealers	4	—	—	4	1%
Automotive servicing	2	—	1	3	1%
Other	34	5	18	57	20%
Total	$195	$34	$53	$282	100%

* Substantially all are SBA loans which had 50-60% LTV ratios at their origination.

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State diversification as of March 31, 2020
(Excludes government guaranteed portion of SBA 7a loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$33	$14	$7	$54	19%
Pennsylvania	29	—	3	32	11%
Illinois	26	—	5	31	11%
California	25	1	5	31	11%
North Carolina	16	9	2	27	10%
New York	13	1	5	19	7%
Texas	10	1	5	16	6%
Tennessee	8	5	1	14	5%
New Jersey	1	2	7	10	4%
Virginia	8	1	2	11	4%
Georgia	3	—	1	4	1%
Michigan	3	—	1	4	1%
Colorado	2	—	1	3	1%
Ohio	2	—	1	3	1%
Other states	16	—	7	23	8%
Total	$195	$34	$53	$282	100%

* Substantially all are SBA loans with 50-60% LTV ratios at origination.

Top 10 loans as of March 31, 2020

Type*	State	SBL commercial mortgage*	SBL construction*	Total
	(in millions)
Professional services office	CA	$9	$—	$9
Hotel	FL	9	—	9
General warehouse	PA	7	—	7
Hotel	NC	—	6	6
Hotel	FL	5	—	5
Hotel	NC	5	—	5
Assisted living facility	FL	—	5	5
Fitness and rec center	PA	5	—	5
Hotel	PA	4	—	4
Hotel	NY	3	—	3
Total		$47	$11	$58

* All of the top 10 loans are SBA and with the rest of the commercial real estate portfolio are originated with an approximate loan to value ratio between 50% and 60% at origination.

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Commercial real estate loans held for sale which were originated for sale or securitization, excluding SBA loans, are as follows including LTV at origination. The vast majority of these loans were originated in the past nine months:

Type as of March 31, 2020
Type	# Loans	Balance	Origination date LTV	Weighted average minimum interest rate
	(dollars in millions)
Multifamily (apartments)	175	$1,364	77%	4.75%
Hospitality (hotels and lodging) *	11	58	62%	5.69%
Retail	7	51	72%	4.94%
Other	8	24	69%	5.18%
	201	$1,497	76%	4.80%
Fair value adjustment		(4)
Total		$1,493

*Of the total $4 million fair value adjustment, $1.8 million was related to hospitality loans

State diversification as of March 31, 2020			15 Largest loans (all multifamily) as of March 31, 2020

State	Balance	Origination date LTV	State	Balance	Origination date LTV
	(in millions)			(in millions)
Texas	$375	77%	North Carolina	$43	78%
Georgia	230	78%	Texas	36	79%
Arizona	117	76%	Texas	34	80%
North Carolina	108	77%	Pennsylvania	31	77%
Nevada	56	80%	Georgia	31	80%
Alabama	53	76%	Nevada	28	80%
Other states each <$50 million	558	76%	Texas	27	75%
Total	$1,497	76%	Texas	26	77%
			Arizona	25	79%
			Mississippi	25	79%
			Texas	24	77%
			North Carolina	24	77%
			Texas	24	77%
			Georgia	23	79%
			Alabama	22	77%
			15 Largest loans	$423	78%

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Institutional banking loans outstanding at March 31, 2020

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$927	80%
Insurance backed lines of credit (IBLOC)	229	20%
Total	$1,156	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent periods, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the ratio of principal to collateral. As a result, the accounts monitored by management and related information as of March 31, 2020 were as follows:

Assessment of SBLOC collateral market value
	Number of loans	Principal balances	Market value of collateral	% Principal to collateral
	(in millions)
0-5%	7	$4	$5	79%
5-10%	19	24	32	75%
10-15%	40	26	36	71%
15%+	85	50	79	63%
Subtotal*	151	$104	$152	69%
Remaining portfolio	4,498	823	3,598	23%
Total	4,649	$927	$3,750	25%

* Of the 4,649 SBLOC loans with principal balances of $927 million, 151 loans with principal of $104 million at March 31, 2020 were being monitored at that date, as they had exceeded the desired threshold for the percent principal to market value of collateral. The first column reflects the percentage increase in that ratio before additional collateral or paydown of debt would be required. As of April 23, 2020, the number of loans requiring monitoring had decreased to 80 loans, with principal balances of $57 million.

Top 10 SBLOC loans
	Principal amount	% Principal to collateral
	(in millions)
	$22	22%
	19	47%
	15	29%
	11	82%
	10	57%
	9	31%
	9	76%
	8	22%
	8	20%
	8	23%
Total	$119	40%

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Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us. We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of January 21, 2020 all were rated Superior (A+ or better) by AM BEST. Moody’s ratings were at least A rated, and ranged from A3 to Aa2.

Direct lease financing* by type as of March 31, 2020

	Principal balance	% Total
	(in millions)
Government agencies and public institutions**	$79	18%
Construction	75	17%
Waste management and remediation services	62	14%
Real estate, rental and leasing	44	10%
Retail trade	40	9%
Transportation and warehousing	29	6%
Health care and social assistance	26	6%
Professional, scientific, and technical services	20	5%
Manufacturing	15	3%
Wholesale trade	14	3%
Educational services	11	2%
Arts, entertainment, and recreation	5	1%
Other	26	6%
Total	$446	100%

* Of the total $446 million of direct lease financing, $411 million consisted of vehicle leases with the remaining balance consisting of equipment leases
** Includes public universities and school districts

Direct lease financing by state as of March 31, 2020

State	Principal balance	% Total
	(in millions)
Florida	$116	26%
New Jersey	27	6%
New York	25	6%
Pennsylvania	27	6%
North Carolina	22	5%
Maryland	21	5%
California	21	5%
Utah	20	4%
Washington	16	4%
South Carolina	14	3%
Texas	14	3%
Georgia	13	3%
Alabama	12	3%
Connecticut	9	2%
Missouri	7	2%
Other states	82	18%
Total	$446	100%

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Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of March 31, 2020
The Bancorp, Inc.	8.90%	16.99%	17.50%	16.99%
The Bancorp Bank	8.76%	16.70%	17.22%	16.70%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2019
The Bancorp, Inc.	9.63%	19.04%	19.45%	19.04%
The Bancorp Bank	9.46%	18.71%	19.11%	18.71%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December 31,
	2020	2019	2019
Selected operating ratios:
Return on average assets (1)	0.91%	1.65%	1.09%
Return on average equity (1)	10.28%	17.28%	11.57%
Net interest margin	3.34%	3.41%	3.32%
(1) Annualized

NOTE: Excluding the net of tax impact of the $5.2 million of unrealized losses, return on assets for the quarter ended March 31, 2020 was 1.19% and return on equity was 13.35%.

Book value per share table:	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
Book value per share	$8.69	$8.52	$8.52	$7.70

Loan quality table:	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
Nonperforming loans to total loans	0.40%	0.50%	0.55%	0.55%
Nonperforming assets to total assets	0.14%	0.16%	0.19%	0.18%
Allowance for loan and lease losses to total loans	0.75%	0.56%	0.62%	0.66%

Nonaccrual loans	$5,645	$5,796	$6,420	$5,863
Loans 90 days past due still accruing interest	2,245	3,264	2,788	2,483
Other real estate owned	—	—	—	—
Total nonperforming assets	$7,890	$9,060	$9,208	$8,346

NOTE: Because SBLOC and IBLOC loans are respectively collateralized by marketable securities and the cash value of life insurance, management excludes those loans from the ratio of the allowance to total loans in its internal analysis. Accordingly, the adjusted ratio is 1.79%.

	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2020	2019	2019	2019
	(in thousands)
Gross dollar volume (GDV) (2):
Prepaid and debit card GDV	$22,982,188	$19,104,327	$17,264,890	$16,937,325

(2) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

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Business line quarterly summary:
Quarter ended March 31, 2020
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	3.5%	$1,156	46%	51%
SBA	5.6%	595	21%	16%
Leasing	6.3%	446	16%	11%
Commercial real estate securitization	5.0%	1,495	nm	nm
Weighted average yield	4.8%	$3,692			Non-interest income
						% Growth
Deposits					Current quarter	Year over year
Payment solutions (prepaid and debit card issuance)	0.5%	$3,152	24%	nm	$18.5	15%
Card payment and ACH processing	0.9%	792	-11%	nm	1.8	nm

* Average rates are for the quarter ended March 31, 2020
** Loan categories are based on period end balance and deposits are based on average quarterly balances.
*** Comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities and Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies.

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Analysis of Walnut Street* marks:

	Loan activity	Marks
	(in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2019	(46)	(46)
2020 Marks	—
Payments received	(113)
March 31, 2020 Bancorp book value**	$34

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the banks discontinued loan portfolio.
** Approximately 32% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of March 31, 2020.

Walnut Street portfolio composition as of March 31, 2020

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	58.2%
Office	—
Other	5.2%
Construction and land	25.2%
Commercial non real estate and industrial	—
First mortgage residential owner occupied	9.7%
First mortgage residential non-owner occupied	1.7%
Total	100.0%

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Cumulative analysis of marks on discontinued commercial loan principal as of March 31, 2020

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$72
Florida mall held in discontinued other real estate owned	42	(27)
Previous mark charges	10	(10)
Mark at March 31, 2020		(4)
Total	$124	$(41)	33%

Analysis of discontinued commercial loan relationships as of March 31, 2020

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)

5 loan relationships > $6 million	$45	$—	$45	$(3)	$—	$(3)
Loan relationships < $6 million	16	7	23	(1)	—	(1)
	$61	$7	$68	$(4)	$—	$(4)

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2019 before marks	$75
Quarterly paydowns and other reductions	(3)
Commercial loan discontinued principal March 31, 2020 before marks	$72
Marks March 31, 2020	(4)
Net commercial loan exposure March 31, 2020	$68
Residential mortgages	43
Net loans	$111
Florida mall in other real estate owned	15
10 properties in other real estate owned	8
Total discontinued assets at March 31, 2020	$134

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Discontinued commercial loan composition as of March 31, 2020

Collateral type	Unpaid principal balance	Mark March 31, 2020	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	13%
Office	3	—	—
Other	23	(0.3)	1%
Construction and land	11	—	—
Commercial non-real estate and industrial	2	—	—
1 to 4 family construction	11	(2.5)	23%
First mortgage residential non-owner occupied	9	(0.2)	2%
Commercial real estate owner occupied:
Retail	7	—	—
Office	—	—	—
Other	—	—	—
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$72	—
Less: mark	(4)	—
Net commercial loan exposure March 31, 2020	$68	$(3.6)	5%

Loan payment deferral requests as of April 23, 2020

	Principal for loans with deferral requests	Total principal by loan category	% of total loan principal with deferral requests
		(in millions)
Commercial real estate loans held for sale (excluding SBA loans)	$10	$1,497	<1%
Securities backed lines of credit & insurance backed lines of credit	10	1,156	1%
Small business lending, substantially all SBA loans	127	586	22%
Direct lease financing	80	446	18%
Discontinued operations	18	115	15%
Other consumer loans and specialty lending	1	7	17%
Total	$246	$3,807	6%

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